Exhibit 99.1

Press Release

For Further Information Contact:

INVESTORS:	MEDIA:
Matt Schroeder	Susan Henderson
(717) 214-8867	(717) 730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

Rite Aid Reports Fiscal 2018 Second Quarter Results

•	Second Quarter Net Income of $170.7 Million or $0.16 Per Diluted Share, Compared to the Prior Year Second Quarter Net Income of $14.8 Million or $0.01 Per Diluted Share

•	Second Quarter Adjusted Net Loss Per Diluted Share of $0.01, Compared to the Prior Year Second Quarter Adjusted Net Income Per Diluted Share of $0.03

•	Adjusted EBITDA of $213.3 Million for the Second Quarter, Compared to the Prior Year Second Quarter Adjusted EBITDA of $312.7 Million

CAMP HILL, Pa. (Sept. 28, 2017) — Rite Aid Corporation (NYSE: RAD) today reported operating results for its second fiscal quarter ended September 2, 2017.

For the second quarter, the company reported revenues of $7.7 billion, net income of $170.7 million, or $0.16 per diluted share, Adjusted net loss of $15.6 million, or $0.01 per diluted share and Adjusted EBITDA of $213.3 million, or 2.8 percent of revenues.

“While our performance for the quarter reflects a challenging reimbursement rate environment and the effects of an extended merger and asset sale process, securing regulatory clearance for the amended asset sale agreement with Walgreens Boots Alliance gives us a clear path forward to realize the benefits of the transaction and implement our plans to deliver improved results. In addition, we’ve announced this morning that Kermit Crawford – a proven leader with extensive retail pharmacy experience – is joining Rite Aid as president and chief operating officer to further strengthen our leadership team,” said Rite Aid Chairman and CEO John Standley.

“As we work to complete the asset sale, which will reduce our leverage and provide greater financial flexibility to invest in our business, we’ll also focus on generating momentum for our business by meeting the health and wellness needs of our customers and patients while delivering an outstanding experience in our stores.”

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Rite Aid Press Release - page 2

Second Quarter Summary

Revenues for the quarter were $7.7 billion compared to revenues of $8.0 billion in the prior year’s second quarter, a decrease of $350.9 million or 4.4 percent. Retail Pharmacy Segment revenues were $6.3 billion and decreased 3.4 percent compared to the prior year period primarily as a result of a decrease in same store sales and reimbursement rates. Revenues in the company’s Pharmacy Services Segment were $1.5 billion and decreased 8.7 percent compared to the prior year period, due to an election to participate in fewer Medicare Part D regions.

Same store sales for the quarter decreased 3.4 percent over the prior year, consisting of a 4.6 percent decrease in pharmacy sales and a 0.9 percent decrease in front-end sales. Pharmacy sales included an approximate 189 basis point negative impact from new generic introductions. The number of prescriptions filled in same stores, adjusted to 30-day equivalents, decreased 1.8 percent over the prior year period due in part, to exclusion from certain pharmacy networks that Rite Aid participated in the prior year. Prescription sales accounted for 67.8 percent of total drugstore sales, and third party prescription revenue was 98.3 percent of pharmacy sales.

Net income was $170.7 million or $0.16 per diluted share compared to last year’s second quarter net income of $14.8 million or $0.01 per diluted share. The improvement in operating results was due primarily to receipt of the $325.0 million merger termination fee from Walgreens Boots Alliance, Inc. (Nasdaq: WBA) for the termination of the merger agreement, effective June 28, 2017, partially offset by a decline in Adjusted EBITDA and higher income tax expense.

Adjusted net loss was $15.6 million or $0.01 per diluted share compared to last year’s second quarter adjusted net income of $36.4 million or $0.03 per diluted share. The decline in Adjusted net income was due to a decline in Adjusted EBITDA, partially offset by a reduction in adjusted income tax expense and depreciation and amortization expense.

Adjusted EBITDA (which is reconciled to net income in the attached tables) was $213.3 million or 2.8 percent of revenues for the second quarter compared to $312.7 million or 3.9 percent of revenues for the same period last year. The decline in Adjusted EBITDA was due to a decrease of $98.6 million in the Retail Pharmacy Segment. The decrease in the Retail Pharmacy Segment EBITDA was primarily driven by a decline in pharmacy gross profit, which was due to a decline in reimbursement rates, which the company was unable to fully offset with generic purchasing efficiencies and lower script counts. The decline in pharmacy gross profit was partially offset by good cost control. Adjusted EBITDA in the Pharmacy Services Segment was flat compared to the prior year.

In the second quarter, the company opened 1 store, relocated 1 store, remodeled 54 stores and expanded 1 store, bringing the total number of wellness stores chainwide to 2,532. The company closed 17 stores, resulting in a total store count of 4,507 at the end of the second quarter.

Rite Aid is one of the nation’s leading drugstore chains with 4,507 stores in 31 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through Rite Aid’s website at www.riteaid.com.

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Rite Aid Press Release - page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed at www.riteaid.com in the conference call section of investor information. Slides related to materials discussed on the call will also be available. A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today. A playback of the call will also be available by telephone beginning at 12 p.m. Eastern Time today until 11:59 p.m. Eastern Time on Sept. 30, 2017. The playback number is 1-855-859-2056 from within the U.S. and Canada or 1-404-537-3406 from outside the U.S. and Canada with the eight-digit reservation number 72531385.

Cautionary Statement Regarding Forward Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding the expected timing of the closing of the sale of stores and assets to WBA; the ability of the parties to complete the sale and related transactions considering the various closing conditions; the outcome of legal and regulatory matters in connection with the sale of store and assets of Rite Aid to WBA; the expected benefits of the transactions such as improved operations, growth potential, market profile and financial strength; the competitive ability and position of Rite Aid following completion of the proposed transactions; the ability of Rite Aid to implement new business strategies following the completion of the proposed transactions and any assumptions underlying any of the foregoing. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to, our high level of indebtedness and our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our debt agreements; general economic, industry, market, competitive, regulatory and political conditions; our ability to improve the operating performance of our stores in accordance with our long term strategy; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; outcomes of legal and regulatory matters; changes in legislation or regulations, including healthcare reform; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; risks related to the proposed transactions, including the possibility that the transactions may not close, including because a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions, or may require conditions, limitations or restrictions in connection with such approvals, the risk that there may be a material adverse change of Rite Aid, or the business of Rite Aid may suffer as a result of uncertainty surrounding the proposed transactions; risks related to the ability to realize the anticipated benefits of the proposed transactions; risks associated with the financing of the proposed transaction; disruption from the proposed transaction making it more difficult to maintain business and operational relationships;

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Rite Aid Press Release - page 4

the effect of the pending sale on Rite Aid's business relationships (including, without limitation, customers and suppliers operating results and business generally; risks related to diverting management's or employees' attention from ongoing business operations; the risk that Rite Aid's stock price may decline significantly if the proposed transaction is not completed; significant transaction costs; unknown liabilities; the risk of litigation and/or regulatory actions related to the proposed transactions; potential changes to our strategy in the event the proposed transactions do not close, which may include delaying or reducing capital or other expenditures, selling assets or other operations, attempting to restructure or refinance our debt, or seeking additional capital, and other business effects. These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K, and in other documents that we file or furnish with the Securities and Exchange Commission, which you are encouraged to read. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward- looking statements, which speak only as of the date they are made. Rite Aid expressly disclaims any current intention to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

Reconciliation of Non-GAAP Financial Measures

The company separately reports financial results on the basis of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share, and Adjusted EBITDA, which are non-GAAP financial measures. See the attached tables for a reconciliation of Adjusted Net Income (Loss), Adjusted Net Income (Loss) per Diluted Share and Adjusted EBITDA to net income (loss), and net income (loss) per diluted share, which are the most directly comparable GAAP financial measures. Adjusted Net Income (Loss) and Adjusted Net Income (Loss) per Diluted Share exclude amortization of EnvisionRx intangible assets, merger and acquisition-related costs, loss on debt retirements, LIFO adjustments, and the Walgreens Boots Alliance, Inc. termination fee. Adjusted EBITDA is defined as net income (loss) excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements, the Walgreens Boots Alliance, Inc. termination fee, and other items (including stock-based compensation expense, merger and acquisition-related costs, severance and costs related to distribution center closures, gain or loss on sale of assets and revenue deferrals related to our customer loyalty program).

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RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

(unaudited)

	September 2, 2017	March 4, 2017
ASSETS
Current assets:
Cash and cash equivalents	$238,978	$245,410
Accounts receivable, net	1,843,320	1,771,126
Inventories, net of LIFO reserve of $1,022,282 and $999,776	2,877,427	2,837,211
Prepaid expenses and other current assets	221,644	211,541
Total current assets	5,181,369	5,065,288
Property, plant and equipment, net	2,188,217	2,251,692
Goodwill	1,715,479	1,715,479
Other intangibles, net	747,288	835,795
Deferred tax assets	1,453,291	1,505,564
Other assets	212,664	219,934
Total assets	$11,498,308	$11,593,752

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$22,491	$21,335
Accounts payable	1,687,880	1,613,909
Accrued salaries, wages and other current liabilities	1,270,840	1,370,004
Total current liabilities	2,981,211	3,005,248
Long-term debt, less current maturities	7,082,549	7,263,288
Lease financing obligations, less current maturities	37,890	44,070
Other noncurrent liabilities	663,048	667,076
Total liabilities	10,764,698	10,979,682

Commitments and contingencies	-	-
Stockholders' equity:
Common stock	1,062,411	1,053,690
Additional paid-in capital	4,841,700	4,839,854
Accumulated deficit	(5,129,213)	(5,237,157)
Accumulated other comprehensive loss	(41,288)	(42,317)
Total stockholders' equity	733,610	614,070
Total liabilities and stockholders' equity	$11,498,308	$11,593,752

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016
Revenues	$7,678,903	$8,029,806
Costs and expenses:
Cost of revenues	5,891,900	6,113,063
Selling, general and administrative expenses	1,734,306	1,778,247
Lease termination and impairment charges	3,128	7,233
Interest expense	111,261	105,388
Walgreens Boots Alliance merger termination fee	(325,000)	-
(Gain) loss on sale of assets, net	(14,495)	174

	7,401,100	8,004,105

Income before income taxes	277,803	25,701
Income tax expense	107,087	10,928
Net income	$170,716	$14,773

Basic and diluted earnings per share:

Numerator for earnings per share:
Income attributable to common stockholders - basic and diluted	$170,716	$14,773

Denominator:
Basic weighted average shares	1,048,548	1,044,198
Outstanding options and restricted shares, net	18,668	17,251

Diluted weighted average shares	1,067,216	1,061,449

Basic and diluted income per share	$0.16	$0.01

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016
Revenues	$15,460,356	$16,213,987
Costs and expenses:
Cost of revenues	11,914,319	12,402,944
Selling, general and administrative expenses	3,495,596	3,571,494
Lease termination and impairment charges	7,214	13,014
Interest expense	221,198	210,501
Walgreens Boots Alliance merger termination fee	(325,000)	-
(Gain) loss on sale of assets, net	(20,216)	1,230

	15,293,111	16,199,183

Income before income taxes	167,245	14,804
Income tax expense	71,878	4,619
Net income	$95,367	$10,185

Basic and diluted earnings per share:

Numerator for earnings per share:
Income attributable to common stockholders - basic and diluted	$95,367	$10,185

Denominator:
Basic weighted average shares	1,047,687	1,043,317
Outstanding options and restricted shares, net	22,597	17,210

Diluted weighted average shares	1,070,284	1,060,527

Basic and diluted income per share	$0.09	$0.01

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016
Net income	$170,716	$14,773
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $342 and $451 tax expense	515	681
Total other comprehensive income	515	681
Comprehensive income	$171,231	$15,454

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(In thousands)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016
Net income	$95,367	$10,185
Other comprehensive income:
Defined benefit pension plans:
Amortization of prior service cost, net transition obligation and net actuarial losses included in net periodic pension cost, net of $684 and $902 tax expense	1,029	1,362
Total other comprehensive income	1,029	1,362
Comprehensive income	$96,396	$11,547

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016

Retail Pharmacy Segment
Revenues (a)	$6,267,929	$6,485,482
Cost of revenues (a)	4,584,188	4,666,133
Gross profit	1,683,741	1,819,349
LIFO charge	5,632	13,760
FIFO gross profit	1,689,373	1,833,109

Gross profit as a percentage of revenues	26.86%	28.05%
LIFO charge as a percentage of revenues	0.09%	0.21%
FIFO gross profit as a percentage of revenues	26.95%	28.26%

Selling, general and administrative expenses	1,658,873	1,708,633
Selling, general and administrative expenses as a percentage of revenues	26.47%	26.35%

Cash interest expense	105,207	100,105
Non-cash interest expense	5,434	5,273
Total interest expense	110,641	105,378

Adjusted EBITDA	163,995	262,643
Adjusted EBITDA as a percentage of revenues	2.62%	4.05%

Pharmacy Services Segment
Revenues (a)	$1,492,831	$1,634,876
Cost of revenues (a)	1,389,569	1,537,482
Gross profit	103,262	97,394

Gross profit as a percentage of revenues	6.92%	5.96%

Adjusted EBITDA	49,275	50,010
Adjusted EBITDA as a percentage of revenues	3.30%	3.06%

(a) -	Revenues and cost of revenues include $81,857 and $90,552 of inter-segment activity for the thirteen weeks ended September 2, 2017 and August 27, 2016, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL SEGMENT OPERATING INFORMATION

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016

Retail Pharmacy Segment
Revenues (a)	$12,618,137	$13,161,030
Cost of revenues (a)	9,280,334	9,536,314
Gross profit	3,337,803	3,624,716
LIFO charge	22,506	27,511
FIFO gross profit	3,360,309	3,652,227

Gross profit as a percentage of revenues	26.45%	27.54%
LIFO charge as a percentage of revenues	0.18%	0.21%
FIFO gross profit as a percentage of revenues	26.63%	27.75%

Selling, general and administrative expenses	3,341,264	3,432,536
Selling, general and administrative expenses as a percentage of revenues	26.48%	26.08%

Cash interest expense	209,630	199,787
Non-cash interest expense	10,910	10,702
Total interest expense	220,540	210,489

Adjusted EBITDA	307,960	507,470
Adjusted EBITDA as a percentage of revenues	2.44%	3.86%

Pharmacy Services Segment
Revenues (a)	$3,006,072	$3,237,235
Cost of revenues (a)	2,797,838	3,050,908
Gross profit	208,234	186,327

Gross profit as a percentage of revenues	6.93%	5.76%

Adjusted EBITDA	97,874	91,185
Adjusted EBITDA as a percentage of revenues	3.26%	2.82%

(a) -	Revenues and cost of revenues include $163,853 and $184,278 of inter-segment activity for the twenty-six weeks ended September 2, 2017 and August 27, 2016, respectively, that is eliminated in consolidation.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016

Reconciliation of net income to adjusted EBITDA:
Net income	$170,716	$14,773
Adjustments:
Interest expense	111,261	105,388
Income tax expense	107,087	10,928
Depreciation and amortization	132,012	142,051
LIFO charge	5,632	13,760
Lease termination and impairment charges	3,128	7,233
Walgreens Boots Alliance merger termination fee	(325,000)	-
Other	8,434	18,520
Adjusted EBITDA	$213,270	$312,653
Percent of revenues	2.78%	3.89%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016

Reconciliation of net income to adjusted EBITDA:
Net income	$95,367	$10,185
Adjustments:
Interest expense	221,198	210,501
Income tax expense	71,878	4,619
Depreciation and amortization	274,104	280,839
LIFO charge	22,506	27,511
Lease termination and impairment charges	7,214	13,014
Walgreens Boots Alliance merger termination fee	(325,000)	-
Other	38,567	51,986
Adjusted EBITDA	$405,834	$598,655
Percent of revenues	2.62%	3.69%

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016

Net income	$170,716	$14,773
Add back - Income tax expense	107,087	10,928
Income before income taxes	277,803	25,701

Adjustments:
Amortization of EnvisionRx intangible assets	19,560	20,853
LIFO charge	5,632	13,760
Merger and Acquisition-related costs	13,883	1,402
Walgreens Boots Alliance merger termination fee	(325,000)	-

Adjusted (loss) income before income taxes	(8,122)	61,716

Adjusted income tax expense (a)	7,480	25,335
Adjusted net (loss) income	$(15,602)	$36,381

Adjusted net (loss) income per diluted share:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income	$(15,602)	$36,381

Denominator:
Basic weighted average shares	1,048,548	1,044,198
Outstanding options and restricted shares, net	-	17,251

Diluted weighted average shares	1,048,548	1,061,449

Net income per diluted share	$0.16	$0.01

Adjusted net (loss) income per diluted share	$(0.01)	$0.03

(a)	The fiscal year 2018 and 2017 annual effective tax rates, adjusted to exclude amortization of EnvisionRx intangible assets, LIFO charges, Merger and Acquisition-related costs and the Walgreens Boots Alliance merger termination fee from book income, are used for the thirteen weeks ended September 2, 2017 and August 27, 2016, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

ADJUSTED NET (LOSS) INCOME

(Dollars in thousands, except per share amounts)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016

Net income	$95,367	$10,185
Add back - Income tax expense	71,878	4,619
Income before income taxes	167,245	14,804

Adjustments:
Amortization of EnvisionRx intangible assets	40,276	41,168
LIFO charge	22,506	27,511
Merger and Acquisition-related costs	21,121	4,158
Walgreens Boots Alliance merger termination fee	(325,000)	-

Adjusted (loss) income before income taxes	(73,852)	87,641

Adjusted income tax (benefit) expense (a)	(11,346)	34,468
Adjusted net (loss) income	$(62,506)	$53,173

Adjusted net (loss) income per diluted share:

Numerator for adjusted net (loss) income per diluted share:
Adjusted net (loss) income	$(62,506)	$53,173

Denominator:
Basic weighted average shares	1,047,687	1,043,317
Outstanding options and restricted shares, net	-	17,210

Diluted weighted average shares	1,047,687	1,060,527

Net income per diluted share	$0.09	$0.01

Adjusted net (loss) income per diluted share	$(0.06)	$0.05

(a)	The fiscal year 2018 and 2017 annual effective tax rates, adjusted to exclude amortization of EnvisionRx intangible assets, LIFO charges, Merger and Acquisition-related costs and the Walgreens Boots Alliance merger termination fee from book income, are used for the twenty-six weeks ended September 2, 2017 and August 27, 2016, respectively.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Thirteen weeks ended September 2, 2017	Thirteen weeks ended August 27, 2016 (a)

OPERATING ACTIVITIES:
Net income	$170,716	$14,773
Adjustments to reconcile to net cash provided by (used in) operating activities:
Depreciation and amortization	132,012	142,051
Lease termination and impairment charges	3,128	7,233
LIFO charge	5,632	13,760
(Gain) loss on sale of assets, net	(14,495)	174
Stock-based compensation expense	6,324	12,552
Changes in deferred taxes	103,010	7,747
Excess tax benefit on stock options and restricted stock	-	(2,365)
Changes in operating assets and liabilities:
Accounts receivable	(60,025)	(152,725)
Inventories	(93,886)	(216,911)
Accounts payable	58,180	34,693
Other assets and liabilities, net	(105,499)	(1,943)
Net cash provided by (used in) operating activities	205,097	(140,961)
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(59,723)	(119,641)
Intangible assets acquired	(4,839)	(12,488)
Proceeds from dispositions of assets and investments	8,768	3,745
Proceeds from insured loss	1,490	-
Net cash used in investing activities	(54,304)	(128,384)
FINANCING ACTIVITIES:
Net (payments to) proceeds from revolver	(100,000)	270,000
Principal payments on long-term debt	(3,829)	(5,509)
Change in zero balance cash accounts	(18,579)	(1,728)
Net proceeds from the issuance of common stock	68	1,587
Excess tax benefit on stock options and restricted stock	-	2,365
Payments for taxes related to net share settlement of equity awards	(3,924)	(6,117)
Net cash (used in) provided by financing activities	(126,264)	260,598
Increase (decrease) in cash and cash equivalents	24,529	(8,747)
Cash and cash equivalents, beginning of period	214,449	144,840
Cash and cash equivalents, end of period	$238,978	$136,093

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$59,723	$119,641
Intangible assets acquired	4,839	12,488
Total cash capital expenditures	64,562	132,129
Equipment received for noncash consideration	-	114
Equipment financed under capital leases	4,758	1,307
Gross capital expenditures	$69,320	$133,550

(a)	During the thirteen weeks ended June 3, 2017, the Company adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which resulted in a retrospective reclassification of $6.1 million for payments for taxes related to net share settlement of equity awards from operating activities to financing activities which decreased net cash used in operating activities and decreased cash provided by financing activities for the thirteen weeks ended August 27, 2016.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(unaudited)

	Twenty-six weeks ended September 2, 2017	Twenty-six weeks ended August 27, 2016 (a)

OPERATING ACTIVITIES:
Net income	$95,367	$10,185
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	274,104	280,839
Lease termination and impairment charges	7,214	13,014
LIFO charge	22,506	27,511
(Gain) loss on sale of assets, net	(20,216)	1,230
Stock-based compensation expense	15,362	23,696
Changes in deferred taxes	64,850	1,998
Excess tax benefit on stock options and restricted stock	-	(3,248)
Changes in operating assets and liabilities:
Accounts receivable	(73,782)	(227,255)
Inventories	(62,714)	(157,471)
Accounts payable	62,552	150,339
Other assets and liabilities, net	(87,412)	(101,799)
Net cash provided by operating activities	297,831	19,039
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(120,461)	(225,718)
Intangible assets acquired	(13,073)	(28,869)
Proceeds from dispositions of assets and investments	17,407	6,833
Proceeds from insured loss	3,627	-
Net cash used in investing activities	(112,500)	(247,754)
FINANCING ACTIVITIES:
Net (payments to) proceeds from revolver	(190,000)	250,000
Principal payments on long-term debt	(8,096)	(11,230)
Change in zero balance cash accounts	10,189	534
Net proceeds from the issuance of common stock	215	3,958
Excess tax benefit on stock options and restricted stock	-	3,248
Payments for taxes related to net share settlement of equity awards	(4,071)	(6,173)
Net cash (used in) provided by financing activities	(191,763)	240,337
(Decrease) increase in cash and cash equivalents	(6,432)	11,622
Cash and cash equivalents, beginning of period	245,410	124,471
Cash and cash equivalents, end of period	$238,978	$136,093

SUPPLEMENTAL CASH FLOW INFORMATION

Payments for property, plant and equipment	$120,461	$225,718
Intangible assets acquired	13,073	28,869
Total cash capital expenditures	133,534	254,587
Equipment received for noncash consideration	1,295	746
Equipment financed under capital leases	8,615	2,860
Gross capital expenditures	$143,444	$258,193

(a)	During the thirteen weeks ended June 3, 2017, the Company adopted ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, which resulted in a retrospective reclassification of $6.2 million for payments for taxes related to net share settlement of equity awards from operating activities to financing activities which increased net cash provided by operating activities and decreased cash provided by financing activities for the twenty-six weeks ended August 27, 2016.